SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

DREW INDUSTRIES INCORPORATED

Delaware (State or other jurisdiction of incorporation)	0-13646 (Commission File Number)	13-3250533 (I.R.S. Employer Identification No.)

200 Mamaroneck Avenue, White Plains, New York (Address of principal executive offices)	10601 (Zip Code)

Registrant’s telephone number, including area code:	(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2005, Registrant entered into Indemnification Agreements with each of its independent directors. By so doing, Registrant incorporated into contract its existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in Registrant’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law (“DGCL”).

Currently, Registrant’s Restated Certificate of Incorporation provides indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Accordingly, no director or officer of Registrant has any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of the director’s or officer’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or violation of the law, and for any transaction giving the director or officer an improper personal benefit; and except for liability under Section 174 of the DGCL, which governs liability for unlawful dividends, stock purchases and redemptions Registrant’s Amended By-laws currently provide that Registrant will advance expenses to any permitted indemnitees, so long as the recipient undertakes to repay any amount ultimately determined not to have been indemnifiable.

Management believes that it is in the best interests of Registrant to make service to Registrant more attractive by virtue of the security afforded by contract to existing and prospective independent directors.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Form of Indemnification Agreement between Registrant and its independent directors.

        Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant) By: /s/ Fredric M. Zinn —————————————— Fredric M. Zinn Executive Vice President and Chief Financial Officer

Dated: February 8, 2005